FOR IMMEDIATE RELEASE

CONTACT:
Jack Lowry
Chief Financial Officer
Perceptron, Inc.
(734) 414-6100

Perceptron® Reports Preliminary Second Quarter Revenue Results; Announces Cost Reductions

Plymouth, MI, February 2, 2009 – Perceptron, Inc. (Nasdaq: PRCP) announced today that it expects to report quarterly revenue of approximately $19.9 million and to be profitable for the second fiscal quarter of 2009.  The release of second quarter financial results is expected on February 9, 2009.  The Company also announced that it has implemented a significant cost reduction plan for its Automated Systems business.

“In a very tough environment, we are pleased that our expected second quarter financial results will meet the expectations we provided in November, largely due to the continued strength of our commercial products,”  Harry Rittenour, President and CEO of Perceptron said.  “Considering that we are operating in a very difficult automotive market that has deteriorated in recent months, we feel that meeting our guidance for the second quarter is very positive.  The outlook, however, for the global automotive market has deteriorated significantly since early November 2008.  Our bookings were approximately $12.4 million for the second quarter and backlog at the end of the quarter was approximately $19.1 million which are reductions of approximately 39% and 28%, respectively, from the first quarter.  Due to the recent reduction in the level of new orders, the outlook in the automotive industry for the next 12 to 18 months and our own internal forecasts, we believe it is prudent to take aggressive cost reduction actions at this time.”

Mr. Rittenour continued, “Our cost reduction actions are focused primarily on our Automated Systems business.  We have not made cuts in our commercial products plans.  In fact, we have added two new positions to further our growth in commercial products.  Most of our cost reductions occurred in North America.  Overall we reduced personnel, benefits, contract services and other costs for a total of approximately $4.7 million on an annualized basis most of which will become effective by the beginning of the fourth quarter of fiscal 2009.  While we made no cuts in Asia, we plan to leave open positions unfilled.  We continue to believe that Asia will resume as a growth area for us.  We have also continued our commitment for Automated Systems growth in India.  We expect our new office in Chennai, India will open within the next month.  Most importantly, we believe our cost reduction actions will result in profitability in our Automated Systems business in fiscal year 2010.  While we expect to see partial cost savings in the third quarter from our cost cutting actions, we also expect to record a charge of approximately $1.0 million in the third quarter for severance and other related costs.”

The Company will provide additional information about its second quarter results, its recent cost reduction actions, and its expectations for the remainder of fiscal year 2009 during its second quarter earnings call that is currently scheduled for 10:00 AM, EST, on Tuesday, February 10, 2009.  The Company will issue a separate press release with call-in information prior to the earnings call.

47827 Halyard Drive • Plymouth, Michigan 48170 • Phone 734-414-6100 • Fax 734-414-4700

February 2, 2009

About Perceptron®
Perceptron develops, produces and sells non-contact measurement and inspection solutions for industrial and commercial applications.  The Company’s Automated Systems Products provide solutions for manufacturing process control as well as sensor and software technologies for non-contact measurement and inspection applications.  Automotive and manufacturing companies throughout the world rely on Perceptron’s metrology solutions to help them manage their complex manufacturing processes to improve quality, shorten product launch times and reduce overall manufacturing costs.  Perceptron’s Technology Products provide innovative solutions for scanning and inspection, serving industrial, trade and consumer applications.  The Company also offers Value Added Services such as training and customer support services.  Headquartered in Plymouth, Michigan, Perceptron has approximately 230 employees worldwide, with operations in the United States, Germany, France, Spain, Brazil, Japan, Singapore, and China.  For more information about Perceptron, please visit www.perceptron.com.

Safe Harbor Statement
Certain statements in this press release may be "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, including the Company's expectation as to fiscal 2009 and future revenue, expenses, new order bookings, net income and backlog levels, trends affecting its future revenue levels, the rate of new orders, the timing of, the introduction of and revenue and net income increases from new products which the Company has recently introduced or has not yet released and the anticipated amount of the cost savings from cost reduction actions. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.  Actual results could differ materially from those in the forward-looking statements due to a number of uncertainties in addition to those set forth in the press release, including, but not limited to, those set forth in “Item 1A – Risk Factors” of the Company’s Annual Report on Form 10-K for fiscal 2008, the dependence of the Company's revenue on a number of sizable orders from a small number of customers concentrated in the Automotive industry, particularly in the U.S. and Europe, the dependence of the Company’s net income levels on increasing revenues, continued pricing pressures from the Company’s customers, the timing of orders and shipments which can cause the Company to experience significant fluctuations in its quarterly and annual revenue, order bookings, backlog and operating results, timely receipt of required supplies and components which could result in delays in anticipated shipments, continued access to third party components for our ScanWorks systems, the ability of the Company to successfully compete with alternative and similar technologies, the timing, number and continuation of the Automotive industry's retooling programs, including the risk that the Company’s customers postpone new tooling programs as a result of economic conditions or otherwise, the ability of the Company to develop and introduce new products, the ability of the Company to expand into new markets in Eastern Europe and Asia, the ability of the Company to attract and retain key personnel, especially technical personnel, the quality and cost of competitive products already in existence or developed in the future, rapid or unexpected technological changes, the ability of the Company to identify and satisfy demand for the Company’s Value Added Services, the ability of the Company to identify business opportunities that fit the Company’s strategic plans, the ability of the Company to implement identified business opportunities on terms acceptable to the Company and the effect of economic conditions, particularly economic conditions in the domestic and worldwide Automotive industry, which has from time to time been subject to cyclical downturns due to the level of demand for, or supply of, the products produced by companies in this industry.  The ability of the Company to develop and introduce new products, especially in markets outside of automotive, is subject to a number of uncertainties, including general product demand and market acceptance risks, the ability of the Company to resolve technical issues inherent in the development of new products and technologies, the ability of the Company to identify and satisfy market needs, the ability of the Company to identify satisfactory distribution networks, the ability of the Company to develop internally or identify externally high quality cost effective manufacturing capabilities for the products, general product development and commercialization

February 2, 2009

difficulties, and the level of interest existing and potential new customers may have in new products and technologies generally.  The ability of the Company to expand into new geographic markets is subject to a number of uncertainties, including the timing of customer acceptance of the Company’s products and technologies, the impact of changes in local economic conditions, the ability of the Company to attract the appropriate personnel to effectively represent, install and service the Company’s products in the market and uncertainties inherent in doing business in foreign markets, especially those that are less well developed than the Company’s traditional markets, such as the impact of fluctuations in foreign currency exchange rates, foreign government controls, policies and laws affecting foreign trade and investment, differences in the level of protection available for the Company’s intellectual property and differences in language and local business and social customs.  The ability of the Company to identify and satisfy demand for the Company’s Value Added Services is subject to a number of uncertainties including that these services represent discretionary spending by customers and so tend to decline during economic downturns even if product sales do not decline.  The Company's expectations regarding future bookings and revenues are projections developed by the Company based upon information from a number of sources, including, but not limited to, customer data and discussions.  These projections are subject to change based upon a wide variety of factors, a number of which are discussed above.  Certain of these new orders have been delayed in the past and could be delayed in the future.  Because the Company's products are typically integrated into larger systems or lines, the timing of new orders is dependent on the timing of completion of the overall system or line.  In addition, because the Company's products have shorter lead times than other components and are required later in the process, orders for the Company's products tend to be given later in the integration process. The products in the Company’s Technology Products segment are subject to the timing of firm orders from its customers, which may change on a monthly basis. In addition, because the products in the Company’s Technology Products segment require short lead times from firm order to delivery, the Company may purchase long lead time components before firm orders are in hand.  A significant portion of the Company’s projected revenues and net income depends upon the Company’s ability to successfully develop and introduce new products and expand into new geographic markets.  Because a significant portion of the Company’s revenues are denominated in foreign currencies and are translated for financial reporting purposes into U.S. Dollars, the level of the Company’s reported net sales, operating profits and net income are affected by changes in currency exchange rates, principally between U.S. Dollars and Euros.  Currency exchange rates are subject to significant fluctuations, due to a number of factors beyond the control of the Company, including general economic conditions in the United States and other countries.  Because the Company’s expectations regarding future revenues, order bookings, backlog and operating results are based upon assumptions as to the levels of such currency exchange rates, actual results could differ materially from the Company’s expectations.

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